UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2003

                      Abigail Adams National Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                         0-10971                 52-1508198
-------------------------         ---------------------       --------------
(State or other jurisdiction         (SEC File Number)       (I.R.S. Employer
        of incorporation)                                   Identification No.)

                 1130 Connecticut Avenue, Washington, D.C. 20036
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 772-3600


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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                           CURRENT REPORT ON FORM 8-K

Item 1.           Changes in Control of Registrant

                  Not applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not applicable.

Item 3.           Bankruptcy or Receivership

                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.           Other Events and Regulation FD Disclosure

                  Not applicable.

Item 6.           Resignations of Registrant's Directors

                  Not applicable.

Item 7.           Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.

(b) No pro forma financial information is required.

(c) Attached as Exhibit 99 is the Company's news release announcing earnings for the quarter ended June 30, 2003.

Item 8.           Change in Fiscal Year

                  Not applicable.

Item 9.           Regulation FD Disclosure

                  Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

                  Not applicable.

Item 11. Temporary Suspensions of Trading Under Registrant's Employee Benefits Plans

                  Not applicable.

Item 12. Results of Operations and Financial Condition

          On July 28, 2003, Abigail Adams National Bancorp, Inc. announced its earnings for the quarter ended June 30, 2003. A copy of the press release dated July 28, 2003, detailing earnings for this period is attached as Exhibit 99 to this report.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            Abigail Adams National Bancorp, Inc.


DATE:  July 28, 2003                        By:   /s/ Jeanne D. Hubbard
                                                 -------------------------------
                                                 Ms. Jeanne D. Hubbard
                                                  Chairwoman, President
                                                   and Chief Executive Officer









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                                  EXHIBIT INDEX

99 News release dated July 28, 2003 announcing earnings for quarter ended June 30, 2003.

                                                                      EXHIBIT 99
FOR IMMEDIATE RELEASE
Date:             July 28, 2003
Contact: Kathleen W. Carr
                  202.772.3600

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                          REPORTS 2nd quarter earnings

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, reported net earnings for the second quarter 2003 of $631,000. Net earnings totaled $848,000 for the same quarter last year. The most significant item impacting the net income for the second quarter 2003, as compared to the second quarter 2002, was an increase in the provision for loan losses of $223,000. The additional provision was a result of strengthening our reserve for loan losses, as well as $400,000 in charge-offs of commercial and SBA non-performing loans. Kathleen W. Carr, President and CEO of The Adams National Bank, said: "The weaker economy adversely impacted some of our small commercial borrowers and contributed to an increase in non-performing assets. We are committed to strengthening credit administration and managing these assets. We believe our core business activities still remain strong."

Diluted earnings per share were $0.21 for the second quarter, compared to $0.28 per share for the same 2002 period. The return on average equity for the second quarter was 11.46%, compared to 17.24% for the same quarter in 2002, and the return on average assets was at 1.21%, compared to 1.83% for the second quarter 2002.

For the six-month period ended June 30, 2003, net income was $1,533,000, compared to $1,641,000 for 2002, a decrease of 6.6%. Diluted earnings per share were $0.51, compared to $0.54 for the same period in 2002. The return on average equity was 14.17% and the return on average assets was 1.52% for the first six months of 2003, compared to 17.00% and 1.81%, respectively for the same period in 2002.

Net interest income for the second quarter of 2003 decreased 1.07%, compared to the second quarter of 2002. Interest income produced by the growth in earning assets was offset by the decrease in asset yields. The active management of interest rates paid on deposits helped to mitigate the impact of the reduction in asset yields on the net interest margin. The net interest margin remained a healthy 5.07%, but was a decrease from the 5.78% reported for the second quarter of 2002, as interest rates have declined to historically low levels. Noninterest income was relatively flat for the quarter, while noninterest expense grew 8.27%, largely due to increases in staff.

Net interest income for the six months ended June 30, 2003 increased 4.27%, compared to the same period in 2002, as a result of our strong first quarter combined with the second quarter results. Noninterest income increased 3.83%, due to increases in service charges and the gain on the sale of investment securities in the first quarter of 2003. Noninterest expense increased 8.16%, due to increases in staff.

Total assets at June 30, 2003 were $216,717,000, an increase of 14.48% compared to June 30, 2002. Total loans grew 7.62% to $150,576,000 and total deposits grew 9.26% to $177,275,000, compared to last year. Non-performing loans, primarily SBA guaranteed, increased to 1.81% of total assets, as compared to 0.23% reported for the same period last year. The increase in non-performing loans reflected additional loans being categorized as non-accrual. The ratio of non-performing assets to total loans increased to 2.61% at June 30, 2003, compared to 0.32% at June 30, 2002. The allowance for loan losses increased to $2,297,000 or 11.37%, compared to June 30, 2002, and the ratio of the allowance for loan losses to total loans increased to 1.53%, compared to 1.47% a year ago. The allowance for loan losses as a percentage of non-performing assets was 58.53% at June 30, 2003. Net loan charge-offs were 0.25% of average loans at June 30, 2003, compared to 0.03% for the same period in 2002.

The dividend for the second quarter paid on June 30, 2003 increased 4.17% from the previous quarter to $0.125 (twelve and a half cents).

The Adams National Bank, the largest federally chartered bank in the United States owned and managed by women, is focused on serving minorities, small businesses and not-for-profit organizations in the Washington, D.C. area. All information for the period ended June 30, 2003, has been derived from unaudited financial information.

This press release contains forward-looking statements as defined by federal securities laws, including those using the words "We expect." These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to the company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.

SOURCE: The Adams National Bank
ATTACHMENT: Selected Financial Data


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

                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                             June 30, 2003 and 2002

                                                      Three Months Ended:                   Six Months Ended:
                                                ---------------------------------   ----------------------------------
                                                -------------- -- ---------------   --------------- -- ---------------
                                                      6/30/03            6/30/02           6/30/03            6/30/02
                                                --------------    ---------------   ---------------    ---------------
                                                --------------    ---------------   ---------------    ---------------
Income statement:
   Interest income                                  3,072,477          3,194,874         6,207,827          6,268,835
   Interest expense                                   551,532            646,619         1,070,928          1,342,402
                                                --------------    ---------------   ---------------    ---------------
                                                --------------    ---------------   ---------------    ---------------
     Net interest income                            2,520,945          2,548,255         5,136,899          4,926,433
                                                --------------    ---------------   ---------------    ---------------
                                                --------------    ---------------   ---------------    ---------------
   Provision for loan losses                          311,065             87,500           381,065            187,500
     Net interest income after provision for        2,209,880          2,460,755         4,755,834          4,738,933
     loan losses
                                                --------------    ---------------   ---------------    ---------------
                                                --------------    ---------------   ---------------    ---------------
   Noninterest income                                 477,861            473,329           997,788            960,970
   Noninterest expense                              1,643,553          1,517,990         3,200,149          2,958,670
                                                --------------    ---------------   ---------------    ---------------
                                                --------------    ---------------   ---------------    ---------------
     Income before taxes                            1,044,188          1,416,094         2,553,473          2,741,233
   Provision for income tax expense                   413,542            568,207         1,020,324          1,100,346
                                                --------------    ---------------   ---------------    ---------------
                                                --------------    ---------------   ---------------    ---------------
     Net income                                       630,646            847,887         1,533,149          1,640,887
                                                ==============    ===============   ===============    ===============
                                                ==============    ===============   ===============    ===============

per share data:
   Basic earnings per share                             $0.21              $0.28             $0.51              $0.54
   Diluted earnings per share                           $0.21              $0.28             $0.51              $0.54
   Dividends paid on common shares                     $0.125              $0.11            $0.245              $0.22

   Average shares outstanding - Basic               3,007,811          3,001,957         3,006,570          3,001,444
   Average shares outstanding - Diluted             3,023,380          3,018,124         3,022,533          3,017,511

consolidated balance sheet:
   Assets:
     Cash & due from banks                                                               8,859,939          4,897,326
     Short-term investments                                                             22,850,595         14,816,878
     Investment securities                                                              32,143,135         28,147,636
     Loans, gross                                                                      150,575,870        139,910,191
     Allowance for loan losses                                                         (2,297,376)        (2,062,888)
     Other assets                                                                        4,584,826          3,592,267
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------
       Total assets                                                                    216,716,989        189,301,410
                                                                                    ===============    ===============
                                                                                    ===============    ===============

   Liabilities:
     Deposits                                                                          177,275,033        162,253,697
     Short-term borrowings                                                               5,717,061          5,500,312
     Long-term borrowings                                                               10,478,246            767,935
     Accrued expenses & other liabilities                                                1,153,702            749,898
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------
       Total liabilities                                                               194,624,042        169,271,842
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------

   Stockholders' equity:
     Capital stock                                                                          30,243             27,438
     Surplus                                                                            17,201,936         13,055,647
     Retained earnings                                                                   4,860,768          6,946,483
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------
       Total stockholders' equity                                                       22,092,947         20,029,568
                                                                                    ---------------    ---------------
                                                                                    ---------------    ---------------
       Total liabilities & stockholders'                                               216,716,989        189,301,410
       equity
                                                                                    ===============    ===============
                                                                                    ===============    ===============

performance ratios:
   Book value per share                                                                      $7.35              $6.67
   Return on average assets                             1.21%              1.83%             1.52%              1.81%
   Return on average stockholders' equity              11.46%             17.24%            14.17%             17.00%
   Net interest margin                                  5.07%              5.78%             5.33%              5.70%
   Efficiency ratio                                    54.81%             50.24%            52.16%             50.25%
   Ratio of non-performing assets to total                                                   1.81%              0.23%
   assets
   Allowance for loan losses to loans                                                        1.53%              1.47%
   Allowance for loan losses to                                                             58.53%            465.48%
   non-performing assets
   Net chargeoffs to average loans                                                           0.25%              0.03%
   Ratio of non-performing loans to total                                                    2.61%              0.32%
   loans
